Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE PEPCO HOLDINGS, INC. STOCKHOLDER LITIGATION	) ) )	CONSOLIDATED C.A. No. 9600-VCG

NOTICE OF PENDENCY OF CLASS ACTION,

PROPOSED SETTLEMENT OF CLASS ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL PERSONS OR ENTITIES WHO HELD SHARES OF COMMON STOCK OF PEPCO HOLDINGS, INC., EITHER OF RECORD OR BENEFICIALLY, AT ANY TIME BETWEEN AND INCLUDING APRIL 29, 2014, AND MARCH 23, 2016, INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM (EXCLUDING DEFENDANTS, MEMBERS OF THE IMMEDIATE FAMILY OF ANY DEFENDANT, ANY ENTITY IN WHICH A DEFENDANT HAS OR HAD A CONTROLLING INTEREST, AND THE LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS OR ASSIGNS OF ANY SUCH EXCLUDED PERSON).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS (DEFINED HEREIN).

IF YOU HELD OR TENDERED THE COMMON STOCK OF PEPCO HOLDINGS, INC. FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

I. PURPOSE OF NOTICE

Pursuant to an Order of the Court of Chancery of the State of Delaware (the “Delaware Court”) dated June 1, 2016, and further pursuant to Chancery Court Rule 23, this Notice is to inform you of (i) the Delaware Court’s determination to provisionally certify, for purposes of the settlement only, the above-captioned action (“Action”) as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of the Class (defined below), (ii) the proposed settlement of the Action (the “Settlement”) as provided for in a Stipulation of Settlement (the “Stipulation”) dated June 1, 2016, and (iii) your right to participate in a hearing to be held on September 8, 2016, at 2:00 p.m., before the Delaware Court in the Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947 (the “Settlement Hearing”) to determine whether the Delaware Court should (a) finally certify the Action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2); (b) certify the named plaintiffs in the above-captioned action (“Plaintiffs”) as Class representatives and the law firms of Rigrodsky & Long, P.A.; Pomerantz LLP; Wolf Haldenstein Adler Freeman & Herz LLP; and Levi & Korsinsky LLP as Class counsel; (c) approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class; and (d) consider a request for an award of attorneys’ fees and expenses to counsel for Plaintiffs.

This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.

If the Delaware Court approves the Settlement, the parties will ask the Delaware Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation. The Delaware Court has the right to adjourn the Settlement Hearing without further notice. The Delaware Court also has the right to approve the Settlement with or without modifications, and to enter its final judgment dismissing the Action on the merits and with prejudice and to order the payment of attorneys’ fees and expenses without further notice.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE DELAWARE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE DELAWARE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES. THIS NOTICE IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THIS ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO THIS LITIGATION.

II. BACKGROUND OF THE ACTION

On April 30, 2014, Pepco Holdings, Inc. (“Pepco”) and Exelon Corporation (“Exelon”) announced that Pepco, Exelon, and Purple Acquisition Corp. (“Purple”) had entered into an Agreement and Plan of Merger, dated as of April 29, 2014 (the “Merger Agreement”), pursuant to which Pepco stockholders will receive $27.25 in cash, without interest, for each outstanding share of Pepco’s common stock (the “Merger”).

In the weeks following the announcement of the Merger thirteen separate putative class actions concerning the Merger were filed with the Delaware Court, of which one suit was voluntarily dismissed.

On June 11, 2014, the Delaware Court consolidated the twelve remaining putative class actions, giving rise to the Action.

On June 11, 2014, the Delaware Court appointed Rigrodsky & Long, P.A. as Liaison Counsel for plaintiffs in the Action, and appointed Pomerantz LLP, Wolf Haldenstein Adler Freeman & Herz LLP, and Levi & Korsinsky LLP as Co-Lead Counsel for plaintiffs in the Action.

On July 21, 2014, Pepco filed with the United States Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A concerning the Merger (the “Preliminary Proxy Statement”).

On August 1, 2014, Plaintiffs filed a Verified Consolidated Amended Class Action Complaint (the “State Complaint”) alleging, among other things, that the consideration to be paid to Pepco stockholders in the Merger is inadequate, that the Preliminary Proxy contained misleading statements and omitted material information, and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the Merger, and seeking, among other things, to enjoin the consummation of the Merger. Specifically, Plaintiffs alleged, among other things, that:

•	the Individual Defendants breached their fiduciary duties by failing to (1) undertake an adequate evaluation of Pepco’s worth as a potential merger/acquisition candidate; (2) take adequate steps to enhance Pepco’s value and/or attractiveness as a merger/acquisition candidate; (3) effectively expose Pepco to the marketplace in an effort to create an active and open auction for Pepco; (4) act independently so that the interests of public stockholders would be protected; and (5) maximize stockholder value;

•	the Individual Defendants failed to disclose material facts concerning the Merger, including (1) explain the assumed decreased lag for rate case decisions; (2) explain and quantify the New Jersey tax adjustment; (3) include UFCF, shares outstanding, equity issuances (including assumed terms), net operating loss balances and utilization and projected synergies; (4) disclose the length of assumed period between signing and closing; (5) disclose the Two-Year Rate Case Deferral case; (6) explain the need for different assumptions regarding reliability capital expenditures in these four locations, especially when coupled with a reduction in equity issuance; and (7) explain how a change in regulatory assumptions impacts New Jersey taxes; and

•	the remaining Defendants aided and abetted the Individual Defendants in breaching their fiduciary duties.

On August 12, 2014, a substantially similar putative class action was filed in the United States District Court for the District of Delaware by an alleged Pepco stockholder alleging federal securities laws violations against Defendants relating to the Merger, captioned Reichbart v. Frisby et al., No. 1:14-cv-01039-GMS (D. Del.) (the “Federal Action” and, together with the Action, the “Actions”).

On August 12, 2014, Pepco filed with the SEC a definitive proxy statement on Schedule 14A concerning the Merger (the “Definitive Proxy Statement”).

On August 15, 2014, Defendants (as defined below) in the Action filed motions to dismiss the State Complaint.

On August 18, 2014, the plaintiffs in the Action filed a motion for expedited proceedings and a motion for preliminary injunction.

On August 27, 2014, all parties to the Action filed a stipulation and proposed order governing case schedule, which the State Court entered with modifications on September 3, 2014.

Plaintiffs sought and received expedited discovery including a production of documents on August 29, 2014, a contested deposition of Pepco’s lead investment banker for the transaction on September 4, 2014, and a contested deposition of Frank O. Heintz, a member of Pepco’s board of directors, on September 5, 2014 (the “Requested Expedited Discovery”).

On September 10, 2014, Plaintiffs filed their Brief in Support of Preliminary Injunction, based upon their analysis of the facts revealed in the public documents and Requested Expedited Discovery, and upon their consultations with financial experts.

Counsel for the parties to the Action engaged in arm’s-length discussions and negotiations concerning a possible settlement of the Action based on Plaintiffs’ demand for further disclosures to Pepco stockholders in connection with the shareholder vote on the Merger.

On September 12, 2014, after arm’s-length negotiations, the parties to the Action reached an agreement-in-principle concerning a proposed settlement of the Action, and, through their respective counsel, executed a Memorandum of Understanding (the “MOU”) memorializing the in-principle settlement on terms and conditions substantially similar to those set forth below. Attached as Exhibit A to the MOU were certain additional disclosures to be made by Pepco in a Form 8-K to be filed with the SEC (the “Supplemental Disclosures”).

Prior to the execution of the MOU, counsel for the parties to the Action did not discuss the appropriateness or amount of any application by Plaintiffs’ counsel for an award of attorneys’ fees and expenses, and no discussions concerning the amount of any attorneys’ fees or expenses were conducted in connection with the Action until all of the other terms of this Stipulation had been agreed upon.

On September 12, 2014, Pepco filed with the SEC a Form 8-K containing the Supplemental Disclosures. These Supplemental Disclosures can be found on the SEC’s EDGAR site at http://www.sec.gov/Archives/edgar/data/1135971/000119312514340444/d787850d8k.htm. They include additional information concerning:

•	certain information regarding Pepco’s engagement of its financial advisors;

•	certain information regarding the waiver of the “don’t ask, don’t waive” standstill provisions with regard to certain bidders;

•	certain information relating to the basis for the fairness opinion of Pepco’s financial advisors; and

•	certain information relating to Pepco’s forecasted financial information.

On September 15, 2014, Plaintiffs’ counsel submitted a letter to the Delaware Court with the MOU, which informed the Delaware Court that the parties had reached an agreement-in-principle to settle the Action.

On September 23, 2014, Pepco stockholders approved the Merger and adopted the Merger Agreement.

On October 17, 2014, the parties to the Federal Action stipulated to the dismissal of that action, without prejudice, pending resolution of the Action.

Plaintiffs sought and received additional confirmatory discovery pursuant to the MOU, including a production of documents on November 10, 2014 and a deposition of Joseph M. Rigby, Pepco’s Chairman of the Board, President, and Chief Executive Officer, on January 7, 2015 (the “Confirmatory Discovery”).

On March 23, 2016, the Merger was consummated.

III. REASONS FOR THE SETTLEMENT

Plaintiffs, through counsel, completed an investigation of the claims and allegations asserted in the Action, as well as the underlying events that are relevant to the Merger. In connection with their investigation, counsel for Plaintiffs reviewed the confidential documents produced by Defendants, as well as publicly available documents, including documents filed by Pepco with the SEC in connection with the Merger, and have also conducted additional factual and legal research concerning the validity of their claims, including the three depositions described above. While Plaintiffs believe that the claims they asserted have merit, they also believe that the Settlement provides substantial benefits for the Class (defined below). Plaintiffs and their counsel believe that any claims relating to disclosure issues would be and have been best remedied by the Supplemental Disclosures that were contained in the Form 8-K that Pepco filed with the SEC on September 12, 2014. In addition to the benefits provided by the Settlement to the Class, Plaintiffs and their counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits and the allegations contained in the Action; (iii) the desirability of permitting the Settlement to be consummated according to its terms; and (iv) whether the terms and conditions of the Settlement are fair, reasonable, and adequate, and in the best interests of Plaintiffs and members of the Class to settle the Action, as set forth below.

After considering the foregoing, Plaintiffs and their counsel have determined that a settlement of the Action on the terms reflected in the Stipulation is fair, reasonable, adequate, and in the best interests of Pepco’s stockholders and the members of the Class.

Defendants Joseph M. Rigby, Paul M. Barbas, Jack B. Dunn, IV, H. Russell Frisby Jr., Terence C. Golden, Patrick T. Harker, Frank O. Heintz, Barbara J. Krumsiek, George F. MacCormack, Lawrence C. Nussdorf, Patricia A. Oelrich, Frank K. Ross, Pauline A. Schneider, Lester P. Silverman, Pepco, Exelon, and Purple (collectively, “Defendants”) each has denied, and continues to deny any wrongdoing or liability with respect to all claims, events, and transactions complained of in the Action. Notwithstanding their denial of liability, in order to: (i) avoid the burden, expense, and uncertainties inherent in further litigation; (ii) dispose of potentially burdensome and protracted litigation; and (iii) finally put to rest and terminate the claims asserted in the Action, Defendants consider it desirable that the Action be settled and dismissed on the merits, with prejudice, and without costs to any party (except as set forth below).

IV. THE SETTLEMENT

In consideration for the Settlement and dismissal with prejudice of the Action, and the releases provided herein, Pepco included the Supplemental Disclosures in a Form 8-K, filed with the SEC on September 12, 2014. The Form 8-K, filed with the SEC on September 12, 2014, is attached to this Notice. Plaintiffs’ counsel reviewed and approved the Supplemental Disclosures before they were filed with the SEC.

Without admitting any wrongdoing, Defendants acknowledge that the filing and prosecution of this Action and discussions with Plaintiffs’ counsel caused their decision to make the Supplemental Disclosures, which contains information sought in the Complaint. Defendants have denied and continue to deny committing, threatening, attempting to commit, or aiding and abetting, any violation of law or breach of any duty to Plaintiffs, the Class, or anyone in connection with the Settled Claims (defined below) and the subject matter thereof, including the Merger and the disclosures to Pepco stockholders in connection therewith. Defendants are entering into the Settlement solely because the Settlement would eliminate the burden, expense, and uncertainties inherent in further litigation

V. CLASS ACTION CERTIFICATION

The Delaware Court has provisionally ordered that, for settlement purposes only, the Action shall be maintained as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of all persons or entities who owned shares of Pepco common stock, either of record or beneficially, at any time between and including April 29, 2014, and March 23, 2016, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”). Excluded from the Class are Defendants, members of the immediate family of any Defendant, any entity in which a Defendant has or had a controlling interest, and the legal representatives, heirs, successors or assigns of any such excluded person.

VI. SETTLEMENT HEARING

The Delaware Court has scheduled a Settlement Hearing, which will be held on September 8, 2016, at 2:00 p.m., before the Delaware Court in the Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947, to:

a. determine whether the provisional class action certification herein should be made final;

b. determine whether the Settlement should be approved by the Delaware Court as fair, reasonable, adequate, and in the best interests of the Class;

c. determine whether an Order and Final Judgment should be entered pursuant to the Stipulation;

d. consider Plaintiffs’ counsels’ application for an award of attorneys’ fees and expenses; and

e. rule on such other matters as the Delaware Court may deem appropriate.

The Delaware Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

The Delaware Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) to the Stipulation as may be consented to by the parties thereto and without further notice to the Class.

VII. RIGHT TO APPEAR AND OBJECT

Any member of the Class who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or Plaintiffs’ counsels’ application for attorneys’ fees, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except by order of the Delaware Court for good cause shown, no person shall be heard and no papers, briefs, pleadings, or other documents submitted by any person shall be considered by the Delaware Court unless not later than ten (10) business days prior to the Settlement Hearing such person files with the Delaware Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) proof of membership in the Class; (c) a statement of such person’s objections to any matters before the Delaware Court; and (d) the grounds for such objections and the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Delaware Court to consider. Such filings shall be served electronically by File & ServeXpress, by hand, or by overnight mail upon the following counsel:

Brian D. Long, Equire

RIGRODSKY & LONG, P.A.

2 Righter Parkway, Suite 120

Wilmington, Delaware 19803

Gregory V. Varallo, Esquire

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

William M. Lafferty, Esquire

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street

Wilmington, Delaware 19801

Unless the Delaware Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiffs and their counsel, any award of attorneys’ fees, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

VIII. INTERIM INJUNCTION

Pending final determination of whether the Settlement should be approved, Plaintiffs, and all members of the Class, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims (defined below), either directly, representatively, derivatively, or in any other capacity, against Defendants or any of the Released Persons (defined below).

IX. ORDER AND FINAL JUDGMENT OF THE COURT

If the Delaware Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of the Class, the Parties shall jointly request that the Delaware Court enter an Order and Final Judgment. The Order and Final Judgment shall, among other things:

a. Certify the Action as a mandatory, non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2);

b. Determine that the requirements of the Chancery Court Rules and due process have been satisfied in connection with the Notice;

c. Certify Plaintiffs as the class representatives and certify Rigrodsky & Long, P.A.; Pomerantz LLP; Wolf Haldenstein Adler Freeman & Herz LLP; and Levi & Korsinsky LLP as class counsel;

d. Approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class;

e. Dismiss the Action with prejudice on the merits, as against any and all Defendants, without costs except as herein provided, and release Defendants and all other Released Persons (defined below) from the Settled Claims (defined below); and

f. Determine any award of attorneys’ fees and expenses incurred by Plaintiffs’ counsel.

X. RELEASES

Under the terms of the Settlement, the Plaintiffs and each and every member of the Class (collectively, the “Releasing Persons”) shall be deemed to have, and by operation of the Order and Final Judgment approving the Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice any and all claims of every nature and description whatsoever, that have been or could have been asserted in the Actions, or in any court, tribunal, or proceeding (including but not limited to any claims arising under federal, state, or common law, including the federal securities laws and any state disclosure law), by or on behalf of any Releasing Person, whether individual, direct, class, derivative, representative, legal, equitable, in the capacity as a stockholder of the Company, against any Defendants or any of their families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employers, employees, attorneys, financial or investment advisors, insurers, consultants, accountants, investment bankers (including, but not limited to, Lazard Freres & Co. and Morgan Stanley & Co.), commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns (collectively, the “Released Persons”) that the Releasing Persons ever had, now have, or may have had related to (a) any disclosures (or lack thereof) to PEPCO’s stockholders concerning the Merger and (b) any fiduciary duty claims concerning the decision to enter into the Merger (collectively, the “Settled Claims”); provided, however, that the Settled Claims shall not include: (a) any claim to enforce the Settlement, or (b) any appraisal claims of any Class Member under Section 262 of the General Corporation Law of the State of Delaware.

Under the terms of the Settlement, Defendants and the Released Persons shall be deemed to have, and by operation of the judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, each and all of the members of the Class, and Plaintiffs’ counsel from all claims, sanctions, actions, liabilities or damages (including unknown claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Settled Claims; provided, however, that Defendants and the Released Persons shall retain the right to enforce in the Delaware Court the Settlement and the terms of the Stipulation and to oppose, defend, or otherwise respond to any appraisal proceeding brought by any Class member.

XI. CONDITIONS OF SETTLEMENT

The Settlement shall be null and void and of no force and effect, unless otherwise agreed to by the parties to the Stipulation, absent fulfillment of each of the following:

a. Final Approval of the Settlement (as defined below) without the award of any further relief except for an award of fees and expenses as described herein; provided, however, that the failure of the Delaware Court to approve any requested award of attorneys’ fees and/or expenses in whole or in part shall have no effect on the Settlement; and

b. The entry of a final judgment in the Action approving the Settlement and providing for the dismissal with prejudice of this Action and approving the grant of a release by the Class to the Released Persons of the Settled Claims.

XII. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

Defendants acknowledge that, as a result of the Supplemental Disclosures and by virtue of the conditions contained in the Settlement, in which Plaintiffs’ counsel played a material and substantial role, Pepco’s public stockholders received certain benefits. Following the execution of the MOU, and after negotiating, agreeing on, and memorializing the other elements of the Settlement, the parties to the Stipulation negotiated an attorneys’ fee award payable by Pepco (or its successor or insurers) for the benefits conferred on its stockholders. In the event an award of fees and expenses is approved by the Delaware Court, such fees and expenses shall be paid by Pepco, its successors or its insurers.

Plaintiffs’ counsel shall apply to the Delaware Court for an award of attorneys’ fees and expenses in an amount not to exceed $405,000.00, to be paid, or caused to be paid, by Pepco (or its successor or insurers) (the “Fee Award”). Defendants agree not to oppose Plaintiffs’ request for an award of attorneys’ fees and expenses up to $405,000.00, in full settlement of Plaintiffs’ claim for attorneys’ fees and expenses. Should the Delaware Court award an amount greater than $405,000.00, Plaintiffs’ counsel shall not be paid any amount in excess of $405,000.00. Should the Delaware Court award an amount less than $405,000.00, Plaintiffs’ counsel shall be paid no more than the amount awarded by the Delaware Court.

Plaintiffs’ counsel warrants that no portion of such fees and expenses shall be paid to Plaintiffs or any other member of the Class, except as approved by the Delaware Court. Plaintiffs will not seek attorneys’ fees or expenses other than as provided for in this Notice. The parties agree that the Delaware Court-approved payment of attorneys’ fees and expenses will be made within ten (10) business days of the later of (a) entry of an order awarding such fees and expenses; and

(b) the entry of the order dismissing with prejudice the Action. Any such payment shall be made subject to the joint and several obligations of Plaintiffs’ counsel to make refunds or repayment to Pepco (or any successor entity) if any specified condition to the Settlement is not satisfied or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Delaware Court’s approval of the Settlement is reversed or the releases granted to the Released Persons are materially modified, any dismissal order is reversed, the fee or expenses award is reduced or reversed, or the Final Approval (as defined below) for any reason does not occur. Each of Plaintiffs’ counsel’s law firms, as a condition of receiving such fees and expenses, on behalf of itself and each partner, shareholder and/or member of it, agrees that the law firm and its partners, shareholders, and/or members are subject to the jurisdiction of the Delaware Court for the purpose of enforcing the provisions of this paragraph. Fees awarded by the Delaware Court shall be paid via wire transfer to Rigrodsky and Long, P.A., as receiving agent for Plaintiffs’ counsel, and payment in accordance with the wire instructions provided by Plaintiffs’ counsel shall fully and completely discharge the obligations of Defendants to pay any fees and expenses awarded by the Delaware Court.

Except for the attorneys’ fees and expenses referred to above and the costs of providing and administering this notice, Defendants shall not be required to bear any other expenses, costs, damages, or fees alleged or incurred by Plaintiffs, by any member of the Class, or by any of their attorneys, experts, advisors, agents, or representatives. Defendants shall have no responsibility for, and no liability with respect to, the allocation of fees or expenses among counsel for Plaintiffs and/or any other person who may assert a claim to the Fee Award.

XIII. FINAL APPROVAL OF THE SETTLEMENT

The approval of the Settlement by the Delaware Court shall be considered final (“Final Approval”) upon the later of (i) the expiration of the time for the filing or noticing of an appeal, writ petition, or motion for reargument or rehearing from the Delaware Court’s Order and Final Judgment approving the material terms of the Settlement without such appeal or motion having been made; (ii) the date of final affirmance of the Delaware Court’s Order and Final Judgment on any appeal or reargument or rehearing; or (iii) the final dismissal of any appeal or writ proceeding.

XIV. NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of Pepco common stock during the period beginning on April 29, 2014 through March 23, 2016, as record holders for the benefit of others are directed to either (a) promptly request from Broadridge Corporate Issuer Solutions sufficient copies of this Notice to forward to all beneficial owners of the stock and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all beneficial owners of the stock to Broadridge Corporate Issuer Solutions, c/o Broadridge Investor Communications Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, Attn: Reorg Dept., Email: ReorgOpsCAMailingService@Broadridge.com.

XV. SCOPE OF THIS NOTICE

This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims and defenses that have been asserted by the parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Class are referred to the documents filed with the Delaware Court. You or your attorney may examine the Delaware Court files during regular business hours of each business day at the office of the Register in Chancery, in the Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947. Questions or comments may be directed to Plaintiff’s counsel, Donald J. Enright, Esquire, Levi & Korsinsky LLP, 1101 30th Street, N.W., Suite 115, Washington, DC 20007, (202) 5244290, Gregory M. Nespole, Esquire, Wolf

Haldenstein Adler Freeman & Herz LLP, 270 Madison Avenue, New York, New York 10016, (212) 545-4600, or Gustavo F. Bruckner, Pomerantz LLP, 600 Third Avenue, New York, New York 10016, (212) 661-1100.

PLEASE DO NOT WRITE OR CALL THE COURT.

Dated:

BY ORDER OF THE COURT

Register in Chancery